Exhibit 16.1

January 4, 2018

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Janel Corporation dated January 4, 2018. We are in agreement with the statements made concerning our firm contained therein.

Yours very truly

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.